Exhibit 10.23

                            PURCHASE AGREEMENT
                            ------------------

	This PURCHASE AGREEMENT (the "Agreement") is made and entered into as of June 30, 1999, by and among the Bankruptcy Estate of Dr. Henry Grausz (the "Estate") and Cistron Biotechnology, Inc., a Delaware corporation ("Cistron").

                           W I T N E S S E T H:

	WHEREAS, the Estate owns 500,000 shares (the "Shares") of common stock, par value $0.01, of Cistron (the "Common Stock");

	WHEREAS, the Estate desires to sell the Shares and Cistron desires to purchase the Shares, upon the terms and subject to the conditions set forth herein, in consideration of the payment by Cistron of the Purchase Price
(as defined in Section 1.2 below);

	NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, upon the terms and subject to the conditions contained herein, hereby agree as follows:

1.	Purchase of the Shares and Payment of the Purchase Price.
        ---------------------------------------------------------

	1.1	Subject to the terms and conditions hereof, Cistron hereby
agrees to purchase from the Estate the Shares and the Estate agrees to sell to Cistron the Shares with stock powers executed in blank.

	1.2	Subject to the terms and conditions hereof, Cistron shall
deliver and pay to the Estate in consideration for the Shares an aggregate cash purchase price of One Hundred Thirteen Thousand Seven Hundred Dollars ($113,700) (the "Purchase Price"), or $0.2274 per share.

	1.3	The Purchase Price for the Shares shall be paid by Cistron at
Closing (as defined below) in immediately available funds by wire transfer to an account or accounts designated by the Estate.

2.	Closing
        -------

	2.1	The closing (the "Closing") of the transaction contemplated
hereunder shall occur two business days after all the conditions set forth in Sections 5 and 6 below are satisfied or waived, at the offices of Epstein Becker & Green, P.C., 1227 25TH Street, N.W., Washington, DC 20037-1156, unless otherwise agreed to by the parties.

	2.2	At the Closing, upon satisfaction of all conditions set forth in Sections 5 and 6 below, (i) the Estate shall deliver or cause to be delivered to Cistron stock certificates representing the Shares, with stock powers executed in blank, and (ii) Cistron shall deliver the Purchase Price to the Estate (or to such account or accounts as the Estate may designate pursuant to Section 1.3 above).

3.	Representations and Warranties of Cistron.
        ------------------------------------------
        Cistron hereby represents and warrants to the Estate as follows:

	3.1	Cistron has: (i) been duly organized and is validly existing and in good standing under the laws of the State of Delaware; (ii) all requisite capacity, power and authority to enter into, deliver and perform this Agreement; and (iii) all requisite power and authority to own and operate its properties and assets, and to carry on its business, as presently conducted and as proposed to be conducted. Cistron is duly qualified to conduct business in the jurisdictions in which the nature of its business or the ownership of its assets makes such qualification necessary except where the failure to so qualify has not had and would not have, individually or in the aggregate, a material adverse effect on the financial condition or operations of Cistron.

	3.2	All corporate action on the part of Cistron necessary for the authorization, execution, delivery and performance of this Agreement has been taken. This Agreement has been duly and properly executed and delivered by Cistron, and constitutes valid and binding obligations of Cistron, enforceable in accordance with its terms.

	3.3	The execution and delivery of this Agreement by Cistron does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with or result in any violation, loss of rights, termination or breach of or constitute a material default (or an event which with the passage of time or giving of notice, or both, would constitute a material default) under (i) any provision of the Certificate of Incorporation or Bylaws of Cistron, (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Cistron or the property or assets of Cistron or (iii) any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Cistron is a party or to which any of its assets or properties is or may be subject. The execution and delivery of this Agreement by Cistron does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof and of such other agreements and instruments will not, result in the creation or imposition of, or give any party the right to create or impose, any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any material properties or assets of Cistron or give to any other person any interest or rights, including rights of termination, acceleration or cancellation in, or with respect to, any of the properties, assets or agreements of Cistron. No notification, consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or with any other person or entity is required to be obtained or made by or with respect to Cistron in connection with the execution and delivery of this Agreement or the consummation by Cistron of the transactions contemplated hereby.

	3.4	As of the date hereof, Cistron has made such examination,
review and investigations of the facts and circumstances necessary to evaluate the Shares as it has deemed necessary or appropriate to form a basis for its decision to pay the Purchase Price and purchase the Shares.

	3.5	Cistron is acquiring the Shares with the intent of having the
Shares become treasury stock and not with a view to making a distribution thereof within the meaning of the Securities Act of 1933 (the "1933 Act"). Cistron is an "Accredited Investor" as such term is defined under Section 501(a) of Regulation D of the 1933 Act. Cistron will not sell or transfer the Shares in violation of the 1933 Act or any other securities laws of the United States or any state thereof or other jurisdiction.

4.	Representations and Warranties of the Estate.
        ---------------------------------------------
        The Estate hereby represents and warrants to Cistron as follows:

	4.1	The Estate has the full legal right, power and authority to
enter into this Agreement and this Agreement constitutes the valid and binding obligation of the Estate, enforceable in accordance with its terms.

	4.2	The execution and delivery of this Agreement by the Estate
does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with or result in any violation, loss of rights, termination or breach of or constitute a material default (or an event which with the passage of time or giving of notice, or both, would constitute a material default) under (i) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Estate or the property or assets of the Estate or (ii) any material agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which the Estate is a party or to which any of its assets or properties is or may be subject. No notification, consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or with any other person or entity is required to be obtained or made by or with respect to the Estate in connection with the execution and delivery of this Agreement or the consummation by the Estate of the transactions contemplated hereby and thereby.

	4.3	At Closing, the Estate shall transfer the Shares to Cistron
free and clear of all liens, claims and encumbrances other than any liens, claims and encumbrances created by or arising through Cistron.

	4.4	Except as expressly stated in this Agreement, the Estate has not made, does not make, and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, or concerning or with respect to Cistron or the Shares, or the value thereof.

	4.5	As of the date hereof, the Estate has made such
examination, review and investigations of the facts and circumstances as he has deemed necessary to form a basis for its decision to sell the Shares in exchange for the Purchase Price.

5.	Conditions to Cistron's Closing.
        --------------------------------
        The obligations of Cistron hereunder are subject to the following conditions, each of which must be satisfied or waived by Cistron prior to Closing:

	5.1	Representations and Warranties True.
                ------------------------------------
        All representations and warranties of the Estate contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and the Estate shall have performed and satisfied all material agreements in all material respects as required by this Agreement to be performed and satisfied by the Estate at or prior to the Closing.

	5.2	Certificates.
                -------------
        At the Closing, the Estate shall deliver, or cause to be delivered, to Cistron stock certificates representing the Shares, with stock powers executed in blank with medallion guarantees.

	5.3	No Order.
                ---------
        Cistron shall not be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

	5.4	Sale of Large Block.
                --------------------
        Cistron shall have purchased 5,058,406 shares of common stock from Dr. Harvey Wm. Glasser ("Glasser") on the same terms and conditions, including price per share of Common Stock, $0.2274, for an aggregate purchase price to be paid by Cistron to Glasser or his designees of One Million One Hundred Fifty Thousand Dollars ($1,150,000), pursuant to that certain Purchase Agreement dated as of June 21, 1999 by and between Glasser and Cistron, a copy of which is annexed hereto as Exhibit A.

	5.5	Opinion.
                --------
        Cistron shall have received from Linowes and Blocher LLP, counsel to the Estate, an opinion addressed to Cistron, dated the Closing Date, in substantially the form attached hereto as Exhibit B.

6.	Conditions to the Estate's Closing.
        -----------------------------------
        The obligations of the Estate hereunder are subject to the following conditions, each of which must be satisfied or waived by The Estate prior to
Closing:

	6.1	Resolutions.
               -------------
        Prior to or at Closing, The Estate shall have received resolutions of the Board of Directors of Cistron authorizing and approving the transactions contemplated by this Agreement, certified by the respective Secretary of Cistron, together with a certificate issued by the Delaware Secretary of State showing that Cistron is in good standing and authorized to do business.

	6.2	Representations and Warranties True.
                ------------------------------------
        All representations and warranties of Cistron contained in this Agreement shall be true in all material respects as at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Cistron shall have performed and satisfied all material agreements in all material respects as required by this Agreement to be performed and satisfied by Cistron at or prior to the Closing.

	6.3	No Order.
                ---------
        The Estate shall not be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

	6.4	Other Deliveries.  Cistron shall have delivered such
additional instruments, as may be reasonably necessary or advisable to carry out Cistron's obligations under, and to fulfill the purpose of, this Agreement and any other document, certificate or other instructions delivered pursuant hereto.

	6.5	Receipt of Purchase Price.
                --------------------------
        Cistron shall have wired the Purchase Price to an account or accounts designated by the Estate as provided in Section 1.3 above.

	6.6	Transfer.
                ---------
        Continental Stock Transfer and Trust Company, the transfer agent for Cistron, shall have confirmed, in writing (a copy of which writing shall be provided to the Estate and its counsel), the transferability of the Shares from the Estate to Cistron pursuant to this Agreement without registration pursuant to the 1933 Act. To the extent required by Continental to so confirm, counsel to Cistron, Epstein, Becker & Green, P.C., shall have provided an opinion to Continental, dated the Closing Date, that registration of the Shares is not required under the 1933 Act for the transfer of the Shares set forth in the prior sentence of this Section.

7.	Covenants.
        ----------

	7.1	Expenses.
                ---------
        Each party shall bear the legal, accounting and other expenses incurred by such party in connection with this Agreement, and the transactions contemplated hereby.

	7.2	Further Assurances.
                -------------------
        Each of the Estate and Cistron covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of the Estate and Cistron shall execute and deliver any further legal instruments and perform such acts which are or may become necessary to effectuate the purposes of this Agreement, and shall cooperate with the transfer agent for Cistron as may be necessary to recertificate the Shares to evidence the transfer of the Shares to Cistron.

8.	Indemnification.
        ----------------

	8.1	The representations and warranties and covenants set forth in this Agreement will survive until the second anniversary of the date hereof, and upon such second anniversary, all representations and warranties and covenants and all claims not yet asserted based thereon shall expire.

	8.2	Cistron hereby agrees to indemnify the Estate and to hold it harmless from and against any and all losses, expenses, liabilities, claims, demands and judgments (including, without limitation, reasonable attorneys' fees) arising out of, resulting from or relating to (i) the breach by Cistron of any representation or warranty made by Cistron in this Agreement or
(ii) the breach of any covenant or agreement or the non-performance of any obligation or covenant set forth in this Agreement required to be performed by Cistron.

	8.3	The Estate hereby agrees to indemnify Cistron and to hold it harmless from and against any and all losses, expenses, liabilities, claims, demands and judgments (including, without limitation, reasonable attorneys' fees) arising out of, resulting from or relating to (i) the breach by the Estate of any representation or warranty made by the Estate in this Agreement or (ii) the breach of any covenant or agreement or the non-performance of any obligation or covenant set forth in this Agreement required to be performed by the Estate.

	8.4	The provisions of this Section 8 shall apply to any claim,
action or proceeding (a "Claim") for which any person or entity seeks indemnification under this Agreement.

                (a) The party seeking indemnification (the "Indemnified Party") shall give prompt notice to the party from whom it is seeking indemnification (the "Indemnifying Party") of such Claim, which notice shall include such information relating to the Claim as is known by the Indemnified Party of any indemnification obligation in respect to such Claim, except to the extent any failure or delay materially prejudices the right of the Indemnifying Party to defend such Claim. The Indemnifying Party shall have the right, upon acknowledging in writing its indemnification obligations hereunder, to defend such Claim at its expense by giving written notice of such election within 30 days after receipt of such notice from the Indemnified Party. The failure of the Indemnifying Party to notify the Indemnified Party of whether it elects to exercise its right to defend such Claim within such 30 day period shall be deemed an election not to defend such Claim.

		(b)	If the Indemnifying Party acknowledges its
indemnification obligations and elects to defend the Claim, the remaining provisions of this paragraph (b) shall apply. The Indemnifying Party shall promptly and diligently pursue the defense or settlement of the Claim. The Indemnified Party shall provide reasonable assistance to the Indemnifying Party. The Indemnified Party shall have the right to participate in such defense, but any counsel employed by the Indemnified Party shall thereafter be at its expense and the Indemnifying Party shall retain the right to control the defense of such Claim. The Indemnifying Party shall have the right in its sole discretion to settle such Claim if the settlement involves only the payment of money by the Indemnifying Party and the execution of appropriate releases. Any other settlement of such Claim, including, without limitation, any settlement involving non-monetary consideration or admissions of wrongdoing, shall not be settled without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

		(c)	If the Indemnifying Party does not acknowledge its
indemnification obligations or elects not to defend a Claim, the remaining provisions of this subsection (c) shall apply. The Indemnified Party shall have the right to defend such Claim and to settle such Claim on terms and conditions reasonably acceptable to the Indemnified Party. If the Indemnifying Party is obligated to indemnify the Indemnified Party in respect of such Claim under this Agreement, the Indemnifying Party shall have the indemnity and reimbursement obligations provided elsewhere in this Agreement.

9.	Termination.
        ------------

	9.1	This Agreement may be terminated by the Estate or Cistron if the Closing shall not have been consummated on or before July 15, 1999.

	9.2	In the event of termination of this Agreement pursuant to
Section 9.1, written notice thereof shall forthwith be given to the Estate or Cistron, as the case may be, and this Agreement shall terminate without any further action by any of the parties hereto.

10.	Miscellaneous.
        --------------

	10.1	This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and legal representatives.

	10.2	Cistron acknowledges and agrees that the Shares may bear an
appropriate restrictive legend to the effect that the Shares may not be sold or transferred without registration or the availability of a valid exemption from registration, and that an acceptable opinion of counsel for the issuer may be required.

	10.3	This Agreement constitutes the entire agreement among the
parties regarding the subject matter hereof. All prior or contemporaneous agreements, proposals, understandings and communications among the parties, whether oral or written related to the subject matter hereof are superseded by and merged into this Agreement. This Agreement may not be modified or amended except by a written instrument executed by all the parties hereto.

	10.4	If any provision of this Agreement is held to be invalid,
illegal or unenforceable for any reason or in any respect, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid, legal and enforceable to the fullest extent possible.

	10.5	All notices, consents and other communications hereunder will be provided in writing and will be delivered personally, by registered or certified mail (return receipt requested) or by facsimile, to the parties at the respective addresses set forth below (or such other address as may have been furnished by or on behalf of any party by like notice).

		If to Cistron:

		Cistron Biotechnology, Inc.
		10 Bloomfield Avenue
		Pine Brook, New Jersey 07058
		Attention:  Chief Executive Officer
		Fax:  (973) 575-4854
		with a copy to:

		Epstein Becker & Green, P.C.
		250 Park Avenue
		New York, New York 10177
                Attention:  Seth I. Truwit, Esquire
		Facsimile: (212) 661-0989

		If to the Estate:

		Dr. Henry Grausz
		101 Lounsbury Place
		Falls Church, Virginia  22046

		with copies to:

		Bradford F. Englander, Esq.
		Linowes and Blocher LLP
		1010 Wayne Avenue, 10th Floor
		Silver Spring, MD 20910
		Facsimile: (301) 495-9044

		Daniel M. Litt, Esq.
		Dickstein, Shapiro, Morin & Oshinsky LLP
		2101 L Street, N.W.
		Washington, D.C. 20037-1526
		Facsimile:  (202) 887-0689.

		Communications sent by facsimile will be deemed effectively served upon dispatch, transmission confirmed. Communications sent by registered or certified mail will be deemed effectively served seven (7) calendar days after mailing. Communications delivered by hand or overnight couriers will be deemed effective upon delivery.

	10.6	In the event of litigation between the parties regarding this
Agreement, the losing party shall reimburse the prevailing party for its reasonable costs and attorneys' fees.

	10.7	No waiver by any party of a breach of any term, provision or condition of this Agreement by the other party will constitute a waiver of any succeeding breach of the same or any other provision hereof. No such waiver will be valid unless executed in writing by the party making the waiver.

	10.8	This Agreement shall be governed by and construed and
enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court if a dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

	10.9	This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same document.

	10.10	Nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any person or entity other than Cistron and the Estate, any rights or remedies under or by reason of this Agreement.

	10.11	The parties agree that time is of the essence.

	10.12	THE PARTIES HERETO AGREE TO WAIVE ANY RIGHT THEY MAY HAVE TO
A TRIAL BY JURY OF ANY ISSUES RAISED IN ANY ACTION ALLEGING A BREACH OF THIS AGREEMENT.

	10.13	The captions and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

                    [Signature page follows]

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CISTRON BIOTECHNOLOGY, INC.


By: /s/ Franklin J. Iris
   ---------------------
Name:  Franklin J. Iris
Title: Chief Executive Officer


BANKRUPTCY ESTATE OF DR. HENRY GRAUSZ


By: /s/ Henry Grausz
   -----------------
Henry Grausz, Debtor in Possession